Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

Solectron Corporation

Pursuant to the Offer to Purchase for Cash

Up to $1.5 Billion Aggregate Principal Amount at Maturity
of its Outstanding

2 3/4% Liquid Yield Option Notes due 2020

(Zero Coupon-Senior) issued in May 2000
CUSIP No. 834182 AK3; ISIN No. US834182 AK 32

at a purchase price not greater than $600 nor less than $580 per $1,000 principal amount at maturity

The Depositary for the Offer is:

U.S. Bank National Association

Facsimile Transmission:

(for Eligible Institutions only)

(651) 244-0711

Confirm receipt of Facsimile by Telephone only:

(651) 244-8677

By U.S. Mail, Hand or Overnight Delivery: U.S. Bank National Association Corporate Trust Department Attn: Frank Leslie 180 East Fifth Street St. Paul, MN 55101	Also By Hand: U.S. Bank National Association Corporate Trust Department 100 Wall Street, Suite 2000 New York, NY 10005

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute valid delivery.

      As set forth in the Offer to Purchase, dated June 21, 2002 (as it may be supplemented and amended from time to time, the “Offer to Purchase”), of Solectron Corporation, a Delaware corporation (the “Company”), under “— Procedures for Tendering 2 3/4% LYONs,” and in the instructions of the Letter of Transmittal (the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”), this form, or one substantially equivalent hereto, or an Agent’s Message relating to the guaranteed delivery procedures, must be used to accept the Company’s offer to purchase for cash, upon the terms and subject to the conditions set forth in the Offer, of up to $1.5 billion aggregate principal amount at maturity of its outstanding 2 3/4% Liquid Yield OptionTM Notes due 2020 (Zero Coupon-Senior) issued in May 2000 (the “2 3/4% LYONs”) at a purchase price not greater than $600 nor less than $580 per $1,000 principal amount at maturity, if prior to the Expiration Date, (a) certificates representing such 2 3/4% LYONs are not immediately available, (b) time will not permit such holder’s Letter of Transmittal, certificates representing such 2 3/4% LYONs and all other required documents to reach the Depositary on or prior to the Expiration Date, or (c) the procedures for book-entry transfer (including delivery of an Agent’s Message) cannot be completed. This form must be delivered by an Eligible Institution by mail or hand delivery or transmitted via facsimile to the Depositary as set forth above. Delivery to DTC will not constitute a valid delivery to the Depositary. All capitalized terms herein but not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Liquid Yield Option is a trademark of Merrill Lynch & Co., Inc.

Ladies and Gentlemen:

      The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal (receipt of both of which is hereby acknowledged), the principal amount at maturity of the 2 3/4% LYONs specified below at the price specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under Item 6, “The Offer — Procedures for Tendering 2 3/4% LYONs — Guaranteed Delivery.” The undersigned hereby authorizes the Depositary to deliver this Notice of Guaranteed Delivery to the Company with respect to the 2 3/4% LYONs tendered pursuant to the Offer.

      The undersigned understands that the Company will accept for purchase 2 3/4% LYONs validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized prior to the Expiration Date. The undersigned also understands that tenders of 2 3/4% LYONs may be withdrawn at any time prior to the Expiration Date but the Purchase Price shall not be payable in respect of the 2 3/4% LYONs so withdrawn. For a valid withdrawal of a tender of 2 3/4% LYONs to be effective, it must be made in accordance with the procedures set forth in the Offer to Purchase under Item 7, “The Offer — Withdrawal of Tenders.”

      The undersigned understands that payment for 2 3/4% LYONs purchased will be made only after timely receipt by the Depositary of (i) such 2 3/4% LYONs, or a Book-Entry Confirmation of the transfer of such 2 3/4% LYONs into the Depositary’s account at DTC, and (ii) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent’s Message within three business days after the date of execution of this Notice of Guaranteed Delivery. The undersigned also understands that under no circumstances will interest be paid by the Company by reason of any delay in making payment to the undersigned.

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

      This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for 2 3/4% LYONs or on a security position listing as the owner of 2 3/4% LYONs, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

      Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

DO NOT SEND 2 3/4% LYONS WITH THIS FORM. 2 3/4% LYONS SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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PLEASE SIGN AND COMPLETE

2 3/4% Liquid Yield Option Notes due 2020 (Zero Coupon-Senior) issued in May 2000

	Certificate Number	Principal Amount at Maturity of
Series of LYONs	(if available)*	2 3/4% LYONs Tendered**

2 3/4% LYONs due 2020 (Zero Coupon-Senior) issued in May 2000 (CUSIP No. 834182 AK3)

*	If the space provided is inadequate, list the certificate numbers, principal amounts at maturity and tender price (if any) in respect of 2 3/4% LYONs being tendered on a separately executed schedule and affix the schedule hereto.
**	Unless otherwise indicated, it will be assumed that the entire aggregate principal amount at maturity represented by the 2 3/4% LYONs specified above is being tendered.

BOX A

2 3/4% LYONs Tendered at Price Determined by the Holder Thereof

(See The Letter of Transmittal)

      By checking one of the following boxes below instead of Box B below, the undersigned hereby tenders 2 3/4% LYONs at the price checked. This action could result in none of the 2 3/4% LYONs being purchased if the Purchase Price determined by the Company for the 2 3/4% LYONs is less than the price checked below. A holder who desires to tender 2 3/4% LYONs at more than one price must complete a separate Letter of Transmittal for each price at which 2 3/4% LYONs are tendered. The same 2 3/4% LYONs cannot be tendered, unless previously properly withdrawn as provided in Item 7 of the Offer to Purchase under the caption “The Offer — Withdrawal of Tenders,” at more than one price.

Price (in Dollars) Per $1,000 Principal Amount at Maturity of 2 3/4% LYONs Being Tendered

☐ $580.00	☐ $586.25	☐ $591.25	☐ $596.25
☐ $581.25	☐ $587.50	☐ $592.50	☐ $597.50
☐ $582.50	☐ $588.75	☐ $593.75	☐ $598.75
☐ $583.75	☐ $590.00	☐ $595.00	☐ $600.00
☐ $585.00

      Check only one box above or, alternatively, check the box below in Box B below. If you check more than one box above, you will not have validly tendered the 2 3/4% LYONs.

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BOX B

2 3/4% LYONs Tendered at Price Determined Under the Tender Offer

(See The Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having the Company purchase all of the 2 3/4% LYONs the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes in Box A above, the undersigned hereby tenders 2 3/4% LYONs and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action could result in receiving a price per 2 3/4% LYONs as low as $580 per $1,000 principal amount at maturity.

If you do not check one of the boxes in Box A or the box in Box B, you will be deemed to have tendered your 2 3/4% LYONs at the Purchase Price, which may be as low as the Minimum Offer Price of $580 per $1,000 principal amount at maturity of 2 3/4% LYONs. If you check more than one box above, you will not have validly tendered your 2 3/4% LYONs.

Signature(s) of Registered holder(s) or

Authorized Signatory:

Name(s) of Registered holder(s):

Address:

Zip Code:

Area Code and Telephone No:

Date:

☐ Check this box if 2 3/4% LYONs will be delivered by book entry transfer.

Depositary Account No.

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